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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            -----------------------

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):

                               DECEMBER 22, 1998


                                 PIXTECH, INC.
            (Exact name of registrant as specified in its charter)


         DELAWARE                    0-26380               04-3214691
(State or other jurisdiction    (Commission File         (IRS Employer
     of incorporation)               Number)          Identification No.)


                 AVENUE OLIVIER PERROY, 13790 ROUSSET, FRANCE
             (Address of principal executive offices and zip code)


              Registrant's telephone number, including area code:
                             011-33-4-42-29-10-00

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ITEM 5.   OTHER EVENTS.

     On December 22, 1998, PixTech, Inc. (the "Company"), The Kaufmann Fund, Inc., Wingate Capital Ltd., Fisher Capital Ltd., The Atherton Co. and Banque Generale de Luxembourg, fonds Interselex Equity Easdaq (the "Investors") entered into a Preferred Stock Purchase Agreement (the "Agreement"). The Agreement and a press release relating thereto are attached hereto as exhibits.

     Pursuant to the Agreement, the Investors purchased an aggregate of 367,269 shares of the Company's newly designated Series E Convertible Preferred Stock for an aggregate purchase price of $8,275,000. The rights and preferences of the Series B Convertible Preferred Stock are as set forth in the Certificate of Designations which was filed with the Secretary of State of the State of Delaware on December 22, 1998. The Series E Convertible Preferred Stock is convertible into common stock after June 21, 1999 at a conversion price generally equal to approximately $2.25 per share or the market price of the common stock at the time of the conversion. In addition to the conversion feature, the preferred stock has a liquidation preference equal to the purchase price of the preferred stock and a cumulative dividend. The preferred stock will automatically convert into common stock on December 22, 2003. The preferred stock is redeemable at the option of the Company at the issue price upon certain events. The Company has also undertaken to file a registration statement by January 21, 1999 covering the resale of the common stock issuable upon conversion of the preferred stock.

     On January 5, 1999, Dieter Mezger, the Company's President, was appointed by the Company's board of directors to succeed Jean-Luc Grand-Clement as Chief Executive Officer.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (c)  Exhibits

                1.1 Preferred Stock Purchase Agreement among PixTech, Inc., The
                    Kaufmann Fund, Inc., Wingate Capital Ltd., Fisher Capital Ltd., The Atherton Co. and Banque Generale de Luxembourg, fonds Interselex Equity Easdaq dated as of December 22, 1998.

                2.1 Certificate of Designations of the Company.

               99.1 Press Release issued by the Company on December 23, 1998.

               99.2 Press Release issued by the Company on January 5, 1998.

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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 6, 1999                        PIXTECH, INC.



                                       By:  /s/ Yves Morel
                                            -----------------
                                            Yves Morel
                                            Chief Financial Officer

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                                 EXHIBIT INDEX
                                 -------------


   1.1 Preferred Stock Purchase Agreement among PixTech, Inc., The Kaufmann Fund, Inc., Wingate Capital Ltd., Fisher Capital Ltd., The Atherton Co. and Banque Generale de Luxembourg, fonds Interselex Equity Easdaq dated as of December 22, 1998.

   2.1    Certificate of Designations of the Company.

  99.1    Press Release issued by the Company on December 23, 1998.

  99.2    Press Release issued by the Company on January 5, 1999.

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